                                                        Exhibit 99.1

                                                        Exhibit to Annual Report
                                                        on Form 10-K of
                                                        Angelica Corporation



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

     For the fiscal year ended     December 31, 1997
                               -------------------------------------------------
                                   OR

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

     For the transition period from                      to
                                    --------------------    --------------------

     Commission file number       1-5674
                           -----------------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                            THE ANGELICA CORPORATION
                            RETIREMENT SAVINGS PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              ANGELICA CORPORATION
                           424 South Woods Mill Road
                       Chesterfield, Missouri 63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)    Financial Statements.                                Pages of this
             --------------------                                 -------------
                                                                  Form 11-K
                                                                  ---------

             Report of Independent Public Accountants                   5

             Statement of Net Assets Available for                      6-7
             Plan Benefits - December 31, 1997 and
             December 31, 1996

             Statement of Changes in Net Assets                         8
             Available for Plan Benefits - Fiscal
             Year ended December 31, 1997

             Notes to Financial Statements                              9-11

             Schedule I                                                 12

             Schedule II                                                13


      (b)    Exhibits.
             --------

             23.   Consent of Independent Public Accountants.

                            THE ANGELICA CORPORATION
                            RETIREMENT SAVINGS PLAN

                            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1997 AND 1996
                            TOGETHER WITH AUDITORS' REPORT

                            THE ANGELICA CORPORATION
                            ------------------------

                            RETIREMENT SAVINGS PLAN
                            -----------------------


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                -----------------------------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------


                               TABLE OF CONTENTS
                               -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
   Statement of Net Assets Available for Plan Benefits -- December 31, 1997 Statement of Net Assets Available for Plan Benefits -- December 31, 1996 Statement of Changes in Net Assets Available for Plan Benefits for the
      Year Ended December 31, 1997

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
   Schedule I:  Item 27a - Schedule of Assets Held for Investment
      Purposes -- December 31, 1997
   Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



      /s/ Arthur Andersen LLP


St. Louis, Missouri,
  March 27, 1998

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                              RETIREMENT SAVINGS PLAN
                                              -----------------------

                                 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                 ---------------------------------------------------

                                                 DECEMBER 31, 1997
                                                 -----------------
                                                                              Investment Funds
                                                 --------------------------------------------------------------------------
                                                                                                                   Directed
                                                                   Company                       Interest          Purchase
                                                                    Stock        Mutual           Income           of Life
                                                    Total           Fund          Fund             Fund           Insurance
                                                 -----------     ----------    -----------      -----------       ---------
                  ASSETS
                  ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock              $ 1,272,068     $1,272,068    $     -          $    -              $  -
  American Balanced Fund                           1,761,163         -           1,761,163           -                 -
  MFS Growth Opportunities Fund                      416,790         -             416,790           -                 -
  Washington Mutual Investors Fund                12,017,302         -          12,017,302           -                 -
  General American Life Insurance Company          3,297,635         -               -            3,297,635            -
  Safeco Insurance Company                         3,308,240         -               -            3,308,240            -
  Society National Bank MGD GIC Fund               7,865,362         -               -            7,865,362            -
  Loans to participants                            1,530,430         -               -            1,530,430            -
  Boatmen's BT Short-Term Investment Fund          5,693,317         10,417        128,174        5,552,816          1,910
                                                 -----------     ----------    -----------      -----------         ------
                                                  37,162,307      1,282,485     14,323,429       21,554,483          1,910
OTHER ASSETS:
  Cash on deposit with Trustee                        15,050         -               -               15,050            -
  Contributions receivable (including
      employer's contributions of $14,414)           141,976          6,408         57,197           76,482          1,889
  Interest and dividends receivable                   40,924         13,588            341           26,995            -
  Loan payments receivable                            29,143         -               -               29,143            -
  Other receivables                                   10,782            109          -               10,673            -
                                                 -----------     ----------    -----------      -----------         ------
      Total assets                                37,400,182      1,302,590     14,380,967       21,712,826          3,799
                                                 -----------     ----------    -----------      -----------         ------

             LIABILITIES
             -----------

LIABILITIES:
  Premiums payable                                     3,799         -               -               -               3,799
  Other payables                                      73,344          2,456         46,090           24,798            -
                                                 -----------     ----------    -----------      -----------         ------
      Total liabilities                               77,143          2,456         46,090           24,798          3,799
                                                 -----------     ----------    -----------      -----------         ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS           $37,323,039     $1,300,134    $14,334,877      $21,688,028         $  -
                                                 ===========     ==========    ===========      ===========         ======

                              The accompanying notes are an integral part of this statement.

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                              RETIREMENT SAVINGS PLAN
                                              -----------------------

                                 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                 ---------------------------------------------------

                                                 DECEMBER 31, 1996
                                                 -----------------
                                                                              Investment Funds
                                                 --------------------------------------------------------------------------
                                                                                                                   Directed
                                                                   Company                       Interest          Purchase
                                                                    Stock        Mutual           Income           of Life
                                                    Total           Fund          Fund             Fund           Insurance
                                                 -----------     ----------    -----------      -----------       ---------
                  ASSETS
                  ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock              $   980,711     $  980,711    $      -         $     -             $  -
  American Balanced Fund                             947,355          -            947,355            -                -
  MFS Growth Opportunities Fund                      450,942          -            450,942            -                -
  Washington Mutual Investors Fund                 8,364,037          -          8,364,037            -                -
  Commonwealth Life Insurance Company
     Group Annuity Contract                        2,175,198          -              -            2,175,198            -
  Hartford Life Insurance Company
     Group Annuity Contract                        5,273,460          -              -            5,273,460            -
  General American Life Insurance Company          3,023,762          -              -            3,023,762            -
  Society National Bank MGD GIC Fund               9,135,516          -              -            9,135,516            -
  Loans to participants                            1,460,963          -              -            1,460,963            -
  Boatmen's Employee Benefit Short-Term Fund         234,327          7,005         51,046          174,186          2,090
                                                 -----------     ----------     ----------      -----------         ------
                                                  32,046,271        987,716      9,813,380       21,243,085          2,090
OTHER ASSETS:
  Cash on deposit with Trustee                        13,810          -                 20           13,790            -
  Contributions receivable (including
     employer's contributions of $15,006)            133,958          6,528         46,926           78,509          1,995
  Interest and dividends receivable                   67,990         12,246         54,944              800            -
  Loan payments receivable                            28,252          -              -               28,252            -
  Other receivables                                    5,817          -              3,714            2,103            -
                                                 -----------     ----------     ----------      -----------         ------
       Total assets                               32,296,098      1,006,490      9,918,984       21,366,539          4,085
                                                 -----------     ----------     ----------      -----------         ------

              LIABILITIES
              -----------

LIABILITIES:
  Premiums payable                                     4,085          -              -                -              4,085
  Other payables                                      98,489          3,131         44,475           50,883            -
                                                 -----------     ----------     ----------      -----------         ------
        Total liabilities                            102,574          3,131         44,475           50,883          4,085
                                                 -----------     ----------     ----------      -----------         ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS           $32,193,524     $1,003,359     $9,874,509      $21,315,656         $  -
                                                 ===========     ==========     ==========      ===========         ======

                             The accompanying notes are an integral part of this statement.

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                              RETIREMENT SAVINGS PLAN
                                              -----------------------

                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          --------------------------------------------------------------

                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                        ------------------------------------

                                                                              Investment Funds
                                                 ------------------------------------------------------------------------
                                                                                                                 Directed
                                                                   Company                     Interest          Purchase
                                                                    Stock        Mutual         Income           of Life
                                                    Total           Fund          Fund           Fund           Insurance
                                                 -----------     ----------    -----------    -----------       ---------
                  ASSETS
                  ------

ADDITIONS:
  Participant contributions                      $ 3,196,100     $  152,569    $ 1,274,462    $ 1,717,579        $51,490
  Employer contributions                             513,165         26,021        182,651        304,493           -
  Interest income                                  1,514,172            443          5,202      1,508,527           -
  Dividend income                                  1,113,570         52,420      1,061,150         -                -
  Interfund transfers                                  -            (35,808)       758,672       (722,864)          -
  Rollovers                                           53,804            558         13,697         39,549           -
  Net unrealized appreciation of
     investments                                   2,052,875        254,880      1,797,995         -                -
  Net realized gain (loss) on sale of
     investments                                     303,320        (57,758)       361,078         -                -
  Other additions                                      3,104          -                508          2,596           -
                                                 -----------     ----------    -----------    -----------        -------
        Total additions                            8,750,110        393,325      5,455,415      2,849,880         51,490
                                                 -----------     ----------    -----------    -----------        -------
DEDUCTIONS:
  Participant withdrawals                          3,569,105         96,550        995,047      2,477,508           -
  Life insurance premiums                             51,490        -                -             -              51,490
                                                 -----------     ----------    -----------    -----------        -------
        Total deductions                           3,620,595         96,550        995,047      2,477,508         51,490
                                                 -----------     ----------    -----------    -----------        -------
        Net increase                               5,129,515        296,775      4,460,368        372,372           -

NET ASSETS AVAILABLE FOR PLAN BENEFITS
     AT BEGINNING OF YEAR                         32,193,524      1,003,359      9,874,509     21,315,656           -
                                                 -----------     ----------    -----------    -----------        -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS
     AT END OF YEAR                              $37,323,039     $1,300,134    $14,334,877    $21,688,028        $  -
                                                 ===========     ==========    ===========    ===========        =======

                          The accompanying notes are an integral part of this statement.

                         THE ANGELICA CORPORATION
                         ------------------------

                         RETIREMENT SAVINGS PLAN
                         -----------------------

          NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          --------------------------------------------------------

                        DECEMBER 31, 1997 AND 1996
                        --------------------------

1.   DESCRIPTION OF PLAN:
     --------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan documents.

General
-------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year, provided that the maximum amount of matching contribution on behalf of any one participant will be $600.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1997 and 1996, the Plan had $319,882 and $512,426, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
               These funds are invested in Angelica Corporation Common Stock.

            Mutual Fund
               Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Effective April 1, 1991, participants could no longer make contributions into the MFS Growth Opportunities Fund but are not required to transfer their account balances elsewhere.

            Interest Income Fund
               This fund is invested in group annuity contracts with General American Life Insurance Company, Safeco Insurance Company and Society National Bank.

            Directed Purchase of Life Insurance
               Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to this fund as of October 31, 1989, are allowed to continue contributions in the future.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1997 and 1996, are as follows:

         December 31, 1997:
           Washington Mutual Investors Fund                                 $12,017,302
           General American Life Insurance Company                            3,297,635
           Safeco Insurance Company                                           3,308,240
           Society National Bank MGD GIC Fund                                 7,865,362
           Boatmen's BT Short-Term Investment Fund                            5,693,317

         December 31, 1996:
           Washington Mutual Investors Fund                                 $ 8,364,037
           Commonwealth Life Insurance Company Group Annuity Contract         2,175,198
           Hartford Life Insurance Company Group Annuity Contract             5,273,460
           General American Life Insurance Company                            3,023,762
           Society National Bank MGD GIC Fund                                 9,135,516

4.   INCOME TAX STATUS:
     ------------------

The Company has received a determination letter dated May 25, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.   TERMINATION OF THE PLAN:
     ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate for the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                     SCHEDULE I

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                              RETIREMENT SAVINGS PLAN
                                              -----------------------

                            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            ---------------------------------------------------------

                                                 DECEMBER 31, 1997
                                                 -----------------
                                                                 Number of
                                                                 Shares or
                                                                 Principal
                                                                  Amount                Cost              Fair Value
                                                               ------------          -----------          -----------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock<Fa>                              56,224          $ 1,326,952          $ 1,272,068
  Boatmen's BT Short-Term Investment Fund<Fa>                  $     10,417               10,417               10,417
                                                                                     -----------          -----------
                                                                                       1,337,369            1,282,485
                                                                                     -----------          -----------
MUTUAL FUND:
  American Balanced Fund                                        112,319.075            1,683,845            1,761,163
  MFS Growth Opportunities Fund                                  29,941.833              352,157              416,790
  Washington Mutual Investors Fund                              395,957.228            8,736,402           12,017,302
  Boatmen's BT Short-Term Investment Fund<Fa>                  $    128,174              128,174              128,174
                                                                                     -----------          -----------
                                                                                      10,900,578           14,323,429
                                                                                     -----------          -----------
INTEREST INCOME FUND:
  General American Life Insurance Company                      $  3,297,635            3,297,635            3,297,635
  Safeco Insurance Company                                     $  3,308,240            3,308,240            3,308,240
  Society National Bank MGD GIC Fund                           $  7,865,362            7,865,362            7,865,362
  Boatmen's BT Short-Term Investment Fund<Fa>                  $  5,552,816            5,552,816            5,552,816
  Loans to participants, interest ranging from 6.25% to
    9.5%<Fa>                                                   $  1,530,430            1,530,430            1,530,430
                                                                                     -----------          -----------
                                                                                      21,554,483           21,554,483
                                                                                     -----------          -----------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's BT Short-Term Investment Fund<Fa>                  $      1,910                1,910                1,910
                                                                                     -----------          -----------
         Total investments                                                           $33,794,340          $37,162,307
                                                                                     ===========          ===========

<Fa>  Also a party-in-interest.

                           The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE II

                                           THE ANGELICA CORPORATION
                                           ------------------------

                                           RETIREMENT SAVINGS PLAN
                                           -----------------------

                              ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                              -----------------------------------------------------

                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                    ------------------------------------
                                       Purchases                                       Sales
                              ---------------------------      ---------------------------------------------------------
                               Number of        Purchase        Number of                       Cost of            Net
Description of Asset          Transactions       Price         Transactions     Sales Price      Assets           Gain
--------------------          ------------     ----------      ------------     -----------    ----------       --------
Washington Mutual
  Investors Fund                   44          $2,898,879           54          $1,235,879     $  913,531       $322,348

American Funds Cash
  Management Fund                  73           1,403,042           73           1,403,042      1,403,042          -

Society National Bank
  MGD GIC Fund                     11           1,004,494           29           2,791,294      2,791,294          -

Boatmen's Employee
  Benefit Short-Term
  Fund<Fb>                        134           4,832,521          114           5,113,351      5,113,351          -

Boatmen's BT
  Short-Term
  Investment Fund<Fb>             211          12,576,769          143           6,829,541      6,829,541          -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.

                        The accompanying notes are an integral part of this schedule.

                                                                     Exhibit 23
                                                                     of 11-K


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

      As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                          /s/ Arthur Andersen LLP


                                          ARTHUR ANDERSEN LLP


St. Louis, Missouri
April 28, 1998